Exhibit (a)(1)(E)

Solectron Corporation

Offer to Purchase for Cash

Up to $1.5 Billion Aggregate Principal Amount at Maturity
of its Outstanding

2 3/4% Liquid Yield Option Notes due 2020

(Zero Coupon-Senior) issued in May 2000
CUSIP No. 834182 AK3; ISIN No. US 834182 AK32

at a purchase price not greater than $600 nor less than $580 per $1,000 principal amount at maturity

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JULY 19, 2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF SECURITIES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

June 21, 2002

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase dated June 21, 2002 (the “Offer to Purchase”) and a form of the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Solectron Corporation, a Delaware corporation (the “Company”), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the “Offer”), up to $1.5 billion aggregate principal amount at maturity of its outstanding 2 3/4% Liquid Yield OptionTM Notes due 2020 (Zero Coupon-Senior) issued in May 2000 (the “2 3/4% LYONs”) at a purchase price not greater than $600 nor less than $580 per $1,000 principal amount at maturity, determined by the “Modified Dutch Auction” procedure described below.

      The maximum aggregate principal amount at maturity of 2 3/4% LYONs to be purchased in the Offer is referred to as the “Offer Amount.” The Offer Amount represents approximately 64% of the aggregate principal amount at maturity of the 2 3/4% LYONs outstanding as of June 20, 2002.

      Under the “Modified Dutch Auction” procedure, the Company will accept 2 3/4% LYONs validly tendered (and not withdrawn) in the Offer in the order of lowest to highest tender prices specified or deemed to have been specified by tendering holders within the above-described price range and will select the single lowest price so specified (the “Purchase Price”) that will enable the Company to purchase the Offer Amount (or, if less than the Offer Amount is validly tendered (and not withdrawn), all 2 3/4% LYONs so tendered). The Company will pay the same Purchase Price for all 2 3/4% LYONs validly tendered (and not withdrawn) at or below the Purchase Price, upon the terms and subject to the conditions of the Offer.

      In the event that the amount of 2 3/4% LYONs validly tendered (and not withdrawn) on or prior to the Expiration Date at or below the Purchase Price exceeds the Offer Amount, then, subject to the terms and conditions of the Offer, the Company will accept for payment at the Purchase Price all such 2 3/4% LYONs on a pro rata basis. In all cases, the Company will make appropriate adjustments to avoid purchases of 2 3/4% LYONs in a principal amount at maturity other than an integral multiple of $1,000.

      Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

Liquid Yield Option is a trademark of Merrill Lynch & Co., Inc.

      This material relating to the Offer is being forwarded to you as the beneficial owner of 2 3/4% LYONs carried by us for your account or benefit but not registered in your name. A tender of any 2 3/4% LYONs may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of 2 3/4% LYONs registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender 2 3/4% LYONs pursuant to the Offer.

      Accordingly, we request instructions as to whether you wish us to tender with respect to any or all of the 2 3/4% LYONs held by us for your account and, if you wish us to tender, the price(s), if any, at which you wish us to do so. We urge you to read carefully the Offer to Purchase, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your 2 3/4% LYONs and specifying any tender price(s) in respect thereof.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender 2 3/4% LYONs and specify any tender price(s) in respect thereof on your behalf in accordance with the provisions of the Offer.

      Please note that tenders of 2 3/4% LYONs pursuant to the Offer must be received by the Expiration Date and that the Offer will expire on the Expiration Date. The Expiration Date may be extended as described in the Offer to Purchase.

      Tenders of 2 3/4% LYONs pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, but no consideration shall be payable in respect of the 2 3/4% LYONs so withdrawn.

      Your attention is directed to the following:

1. The Offer is for only a limited amount of 2 3/4% LYONs that are outstanding, as specified in the Offer to Purchase.

2. If you desire to tender any 2 3/4% LYONs pursuant to the Offer and receive the Purchase Price, we must receive your instructions in ample time to permit us to effect a tender of 2 3/4% LYONs on your behalf on or prior to the Expiration Date.

3. The Company’s obligation to pay the Purchase Price for tendered 2 3/4% LYONs is subject to satisfaction of certain conditions set forth in the Offer to Purchase, under Item 9, “The Offer — Conditions to the Offer.”

4. Please be sure to specify the tender price, if any, of any 2 3/4% LYONs being tendered.

      If you wish to have us tender any or all of your 2 3/4% LYONs held by us for your account or benefit and wish to specify price(s) pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender 2 3/4% LYONs held by us and registered in our name for your account, or to specify price(s).

2

INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Solectron Corporation with respect to the 2 3/4% LYONs.

      This will instruct you to tender the principal amount of the 2 3/4% LYONs indicated below at the price(s) (if any) specified below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Offer to Purchase, dated June 21, 2002, and the related Letter of Transmittal.

2 3/4% Liquid Yield Option Notes due 2020 (Zero Coupon-Senior) issued in May 2000

Principal Amount at Maturity
Series of LYONs	of 2 3/4% LYONs Tendered*

2 3/4% LYONs due 2020 (Zero Coupon-Senior) issued in May 2000 (CUSIP No. 834182 AK3)

* Aggregate principal amount at maturity of 2 3/4% LYONs. Unless otherwise indicated, it will be assumed that the entire aggregate principal amount at maturity represented by the 2 3/4% LYONs specified above is being tendered.

BOX A

2 3/4% LYONs Tendered at Price Determined by the Holder Thereof

(See The Letter of Transmittal)

      By checking one of the following boxes below instead of Box B below, the undersigned hereby tenders 2 3/4% LYONs at the price checked. This action could result in none of the 2 3/4% LYONs being purchased if the Purchase Price determined by the Company for the 2 3/4% LYONs is less than the price checked below. A holder who desires to tender 2 3/4% LYONs at more than one price must complete a separate Letter of Transmittal for each price at which 2 3/4% LYONs are tendered. The same 2 3/4% LYONs cannot be tendered, unless previously properly withdrawn as provided in Item 7 of the Offer to Purchase under the caption “The Offer — Withdrawal of Tenders,” at more than one price.

Price (in Dollars) Per $1,000 Principal Amount of Maturity of 2 3/4% LYONs Being Tendered

☐ $580.00	☐ $586.25	☐ $591.25	☐ $596.25
☐ $581.25	☐ $587.50	☐ $592.50	☐ $597.50
☐ $582.50	☐ $588.75	☐ $593.75	☐ $598.75
☐ $583.75	☐ $590.00	☐ $595.00	☐ $600.00
☐ $585.00

      Check only one box above or, alternatively, check the box below in Box B below. If you check more than one box above, you will not have validly tendered the 2 3/4% LYONs.

3

BOX B

2 3/4% LYONs Tendered at Price Determined Under the Tender Offer

(See The Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having the Company purchase all of the 2 3/4% LYONs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A above, the undersigned hereby tenders 2 3/4% LYONs and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per 2 3/4% LYONs as low as $580 per $1,000 principal amount at maturity.

If you do not check one of the boxes in Box A or the box in Box B, you will be deemed to have tendered your 2 3/4% LYONs at the Purchase Price, which may be as low as the Minimum Offer Price of $580 per $1,000 principal amount at maturity of 2 3/4% LYONs. If you check more than one box above, you will not have validly tendered your 2 3/4% LYONs.

PLEASE COMPLETE AND SIGN HERE

Signature(s):

Name(s) (Please Print):

Street Address:

City, State, Zip Code:

Area Code and Telephone No.:

Tax Identification or Social Security No.:

My Account Number With You:

Date:

4